POWER OF ATTORNEY

We, the undersigned officers and Trustees of the following trusts, each a Massachusetts business trust (the “Trust”) do hereby severally constitute and appoint Barbara E. Campbell, Thomas E. Faust Jr., Maureen A. Gemma, Frederick S. Marius or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements and any and all amendments (including post-effective amendments) to such Registration Statements on Form N-2 filed on behalf of each Trust with the Securities and Exchange Commission in respect of any class of shares of beneficial interest and other documents and papers relating thereto:

eUnitsTM 2 Year U.S. Market Participation Trust II: Upside to Cap / Buffered Downside
eUnitsTM 2 Year U.S. Market Participation Trust II: Upside to Cap / Buffered Downside
eUnitsTM 2 Year U.S. Market Participation Trust III: Upside to Cap / Buffered Downside
eUnitsTM 2 Year U.S. Market Participation Trust IV: Upside to Cap / Buffered Downside
eUnitsTM 2 Year U.S. Market Participation Trust V: Upside to Cap / Buffered Downside
eUnitsTM 2 Year U.S. Market Participation Trust VI: Upside to Cap / Buffered Downside

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date
/s/ Duncan W. Richardson Duncan W. Richardson	President and Principal Executive Officer	March 12, 2012
/s/ Barbara E. Campbell Barbara E. Campbell	Treasurer and Principal Financial and Accounting Officer	March 12, 2012
/s/ Scott E. Eston Scott E. Eston	Trustee	March 12, 2012
/s/ Benjamin C. Esty Benjamin C. Esty	Trustee	March 12, 2012
/s/ Thomas E. Faust Jr. Thomas E. Faust Jr.	Trustee	March 12, 2012
/s/ Allen R. Freedman Allen R. Freedman	Trustee	March 12, 2012
/s/ William H. Park William H. Park	Trustee	March 12, 2012
/s/ Ronald A. Pearlman Ronald A. Pearlman	Trustee	March 12, 2012

/s/ Helen Frame Peters Helen Frame Peters	Trustee	March 12, 2012
/s/ Lynn A. Stout Lynn A. Stout	Trustee	March 12, 2012
/s/ Harriett Tee Taggart Harriett Tee Taggart	Trustee	March 12, 2012
/s/ Ralph F. Verni Ralph F. Verni	Trustee	March 12, 2012